                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                          ANHEUSER-BUSCH COMPANIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                       ANHEUSER [ LOGO ] BUSCH COMPANIES

                                                              March 10, 2000

    Dear Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. on Wednesday, April 26, 2000, in Williamsburg, Virginia. Information about the meeting is presented on the following pages.

        In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to shareholder questions.

        Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

        Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 26.

                                        Sincerely,
                                        /s/ August A. Busch III
                                        August A. Busch III
                                        Chairman of the Board and President

                     TABLE OF CONTENTS

Notice of Annual Meeting....................................   1
Proxy Statement.............................................   2
Voting and Revocability of Proxy............................   2
Policy of Confidential Voting...............................   2
Record Date and Voting Rights...............................   3
ITEM 1: ELECTION OF DIRECTORS...............................   3
Stock Ownership.............................................   7
Additional Information Concerning the Board of Directors....   8
ITEM 2: APPROVAL OF THE OFFICER BONUS PLAN..................   9
ITEM 3: APPROVAL OF INDEPENDENT ACCOUNTANTS.................  11
ITEMS 4-9: SHAREHOLDER PROPOSALS............................  11
Information Concerning Shareholder Proposals for 2001.......  18
Report of the Executive Salaries and Stock Option Plans
  Committees................................................  19
Compensation Committee Interlocks and Insider
  Participation.............................................  21
Summary Compensation Table..................................  21
Comparison of Five Year Cumulative Total Return.............  22
Option Grants Table.........................................  23
Option Exercises and Year-End Option Values Table...........  24
Pension Plans Table.........................................  24
Other Transactions Involving Directors, Officers, or Their
  Associates................................................  25
Section 16(a) Beneficial Ownership Reporting Compliance.....  26
Other Matters...............................................  26

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2000

    The Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. (the "Company") will be held at The Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on Wednesday, April 26, 2000, at 10:00 A.M. local time, for the following purposes:

    1. To elect six directors, five to serve for a term of three years and one to serve for a term of two years;

    2. To approve the Officer Bonus Plan;

    3. To approve the employment of PricewaterhouseCoopers LLP, as independent accountants, to audit the books and accounts of the Company for 2000; and

    4. To act upon such other matters, including the shareholder proposals (pages 11-18), as may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 29, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, 1010 Kingsmill Road, Williamsburg, Virginia for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.

                                    By Order of the Board of Directors,
                                    /s/ JoBeth G. Brown
                                    JoBeth G. Brown
                                    Vice President and Secretary

March 10, 2000

IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU ARE A SHAREHOLDER OF RECORD AND PLAN TO ATTEND THE MEETING IN PERSON, PLEASE BRING THE ADMISSION TICKET YOU RECEIVED IN YOUR PROXY MAILING WITH YOU TO THE MEETING. IF, HOWEVER, YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY OR LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES.

                         ANHEUSER-BUSCH COMPANIES, INC.

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anheuser-Busch Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The address of the Company's principal executive offices is One Busch Place, St. Louis, Missouri 63118. This Proxy Statement and the form of proxy are being mailed to shareholders on or about March 10, 2000.

                        VOTING AND REVOCABILITY OF PROXY

    Registered shareholders can vote by calling 1-800-840-1208 or voting via the Internet at http://www.eproxy.com/bud/. Telephone and Internet voting information is provided on the proxy card. A Control Number, located on the proxy card, is designed to verify shareholders' identity and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

    If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone and Internet voting will depend on their voting processes.

    If you do not choose to vote by telephone or Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein. IF YOU DO VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD.

    You may revoke your proxy at any time before it is voted at the meeting by executing a later-voted proxy by telephone or Internet or mail, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspectors of election in care of the Vice President and Secretary of the Company.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO VOTE BY TELEPHONE, INTERNET, OR BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

    In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                         POLICY OF CONFIDENTIAL VOTING

    It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a shareholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a shareholder appear on a proxy card or other voting material. The Company continues its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

                         RECORD DATE AND VOTING RIGHTS

    Only shareholders of record at the close of business on February 29, 2000, are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 452,742,605 shares of common stock. Each shareholder entitled to vote shall have one vote for each share of common stock registered in such shareholder's name on the books of the Company as of the record date.

    A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and other matters mentioned in this Proxy Statement. If such a majority is represented at the meeting, then the six nominees for director who receive the highest number of the votes cast will be elected. The other matters require the approving vote of at least a majority of the votes cast. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group III expires with this Annual Meeting. The terms of directors of Group I and Group II expire with the Annual Meetings in 2001 and 2002, respectively. At its meeting on February 23, 2000, the Board of Directors adopted a resolution that increased the number of directors of the Company from 14 to 15 effective April 26, 2000. In order to give effect to Article Fifth of the Company's Restated Certificate of Incorporation requiring that the number of directors in each of the three Groups be as nearly equal as possible, one of the six nominees for election at this meeting is nominated for election as a Group II director, which Group currently has four directors. The other five nominees are nominated for election as Group III directors.

    The following information is submitted respecting the nominees for election and the other directors of the Company:

NOMINEE FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2002 (GROUP II DIRECTOR):
                       PATRICK T. STOKES
                         Mr. Stokes, 57, is a nominee for director. He has been Vice
                         President and Group Executive of the Company since 1981. He
[STOKES PHOTO]           is also President of Anheuser-Busch, Incorporated and
                         Chairman of the Board of Anheuser-Busch International, Inc.
                         and has served in such capacities since 1990 and November
                         1999, respectively. He is also a director of Firstar
                         Corporation.

    NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2003 (GROUP III
                                    DIRECTORS):

                       BERNARD A. EDISON
                         Mr. Edison, 71, has been a director since 1985. He was
                         President of Edison Brothers Stores, Inc., a group of
[EDISON PHOTO]           retail specialty stores, from 1968 until his retirement in
                         1987. He is also a director of GenAmerica Corp. Mr. Edison is Chairman of the Audit, Executive Salaries, and Stock
                         Option Plans Committees and is a member of the Executive
                         and Shareholder Meetings Committees.

                                       3

                       VERNON R. LOUCKS, JR.
                         Mr. Loucks, 65, has been a director since 1988. He has been
                         Chairman of the Board of InLight, Inc., a developer of
[LOUCKS PHOTO]           interactive multi-media patient education and health
                         information systems, since January 2000. He was Chairman of the Board of Baxter International Inc., a manufacturer of
                         health care products, specialty chemicals, and instruments from 1987-1999 and was Chief Executive Officer of Baxter
                         International from 1987-1998. He is also a director of
                         Affymetrix, Inc., GeneSoft, Inc., Emerson Electric Co., and
                         The Quaker Oats Company. Mr. Loucks is a member of the
                         Audit, Conflict of Interest, Executive Salaries, Stock
                         Option Plans, and Nominating
                         Committees.

                       VILMA S. MARTINEZ
                         Ms. Martinez, 56, has been a director since 1983. She has
                         been a partner in the law firm of Munger, Tolles & Olson
[MARTINEZ PHOTO]         since 1982. She is also a director of Burlington Northern
                         Santa Fe Corporation, Fluor Corporation, Sanwa Bank
                         California, and Shell Oil Company. Ms. Martinez is a member of the Audit, Executive Salaries, Pension, and Stock Option
                         Plans Committees.

                       WILLIAM PORTER PAYNE
                         Mr. Payne, 52, has been a director since 1997. He has been
                         Chairman of Orchestrate.com, a web-based intelligent
[PAYNE PHOTO]            communications manager that is a subsidiary of Premiere
                         Technologies, Inc., since July 1998. He was Vice Chairman
                         of NationsBank Corporation from 1997-June 1998. He was
                         President and Chief Executive Officer of the Atlanta
                         Committee for the Olympic Games from 1991 to 1997. Mr.
                         Payne is also a director of Cousins Properties, Inc.,
                         Jefferson-Pilot Corporation, ACSYS, Inc., Premiere
                         Technologies, Inc., and Healtheon/WebMD. Mr. Payneis a
                         member of the Executive Salaries and Stock Option Plans
                         Committees.

                       EDWARD E. WHITACRE, JR.
                         Mr. Whitacre, 58, has been a director since 1988. He has
                         been Chairman of the Board and Chief Executive Officer of
[WHITACRE PHOTO]         SBC Communications, Inc., a diversified communications
                         holding company, since 1990. He is also a director of
                         Burlington Northern Santa Fe Corporation, Emerson Electric
                         Co., and The May Department Stores Company. Mr. Whitacre is
                         Chairman of the Pension and Nominating Committees and is a
                         member of the Audit, Executive, and Finance Committees.

                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE SIX
                        NOMINEES.

                                       4

           DIRECTORS WHOSE TERM CONTINUES UNTIL 2001 (GROUP I DIRECTORS):

                       AUGUST A. BUSCH III
                         Mr. Busch, 62, has been a director since 1963. He is
                         Chairman of the Board and President of the Company. He has
[BUSCH PHOTO]            been President since 1974, Chief Executive Officer since
                         1975, and Chairman since 1977. He is also a director of
                         Emerson Electric Co., GenAmerica Corp., and SBC
                         Communications, Inc. Mr. Busch is Chairman of the Executive
                         Committee and is a member of the Nominating Committee.

                       CARLOS FERNANDEZ G.
                         Mr. Fernandez, 33, has been a director since 1996. He is
                         Vice Chairman of the Board of Directors and Chief Executive
[FERNANDEZ PHOTO]        Officer of Grupo Modelo, S.A. de C.V., a Mexican company
                         engaged in brewing and related operations, which positions he has held since 1994 and May 1997, respectively. During
                         the last five years he has also served and continues to
                         serve in key positions of the major production subsidiaries of Grupo Modelo, including Executive Vice President since
                         1994 and Chief Operating Officer since 1992. He is also a
                         director of Grupo Elektra, S.A. de C.V. Mr. Fernandez is a member of the Conflict of Interest and Finance Committees.

                       JAMES R. JONES
                         Ambassador Jones, 60, has been a director since 1998. He
                         has been Senior Counsel to the law firm of Manatt, Phelps
[JONES PHOTO]            & Phillips and Chairman of the Board of Globeranger.com,
                         an internet service company, since 1999. He was President -
                         Warnaco Inc. International, an apparel company, from
                         1997-1998. He was the U.S. Ambassador to Mexico from 1993
                         to 1997 and Chairman and Chief Executive Officer of the
                         American Stock Exchange from 1989 to 1993. He is also a
                         director of Kansas City Southern Industries, Inc. and
                         Keyspan Energy. Ambassador Jones is a member of the Finance and Pension Committees.

                       ANDREW C. TAYLOR
                         Mr. Taylor, 52, has been a director since 1995. He is
                         President and Chief Executive Officer of Enterprise
[TAYLOR PHOTO]           Rent-A-Car Company, which position he has held since 1991.
                         He is also a director of Commerce Bancshares, Inc. and
                         GenAmerica Corp. He is a member of the Audit and Finance
                         Committees.

                       DOUGLAS A. WARNER III
                         Mr. Warner, 53, has been a director since 1992. He has been
                         Chairman of the Board, President, and Chief Executive
[WARNER PHOTO]           Officer of J. P. Morgan & Co. Incorporated ("Morgan") and
                         Morgan Guaranty Trust Company of New York (the "Bank") since
                         January 1995 and President of Morgan and the Bank since
                         1990. He is also a director of General Electric Company.
                         Mr. Warner is a member of the Audit, Finance, and Pension
                         Committees.

                                       5

          DIRECTORS WHOSE TERM CONTINUES UNTIL 2002 (GROUP II DIRECTORS):

                       JOHN E. JACOB
                         Mr. Jacob, 65, has been a director since 1990. He has been
                         Executive Vice President and Chief Communications Officer
[JACOB PHOTO]            of the Company since 1994. He was President and Chief
                         Executive Officer of the National Urban League, Inc., a
                         community-based social service and advocacy agency, from
                         1982-1994. He is also a director of Coca-Cola Enterprises,
                         Inc. and LTV Corporation. Mr. Jacob is a member of the
                         Finance, Shareholder Meetings, and Executive Committees.

                       CHARLES F. KNIGHT
                         Mr. Knight, 64, has been a director since 1987. He is
                         Chairman of the Board and Chief Executive Officer of
[KNIGHT PHOTO]           Emerson Electric Co., a manufacturer of electrical and
                         electronic equipment. He has been Chairman of the Board and
                         Chief Executive Officer since 1974. He also served as
                         President from 1995-March 1997. He is also a director of BP
                         Amoco p.l.c., International Business Machines Corporation,
                         Morgan Stanley Dean Witter & Co., and SBC Communications,
                         Inc. Mr. Knight is Chairman of the Conflict of Interest and
                         Finance Committees and is a member of the Executive and
                         Nominating Committees.

                       JAMES B. ORTHWEIN
                         Mr. Orthwein, 75, has been a director since 1963. He served as Chairman of the Board and Chief Executive Officer of the
[ORTHWEIN PHOTO]         advertising agency D'Arcy MacManus Masius Worldwide, Inc.
                         (now D'Arcy Masius Benton & Bowles) from 1976 until his
                         retirement in 1982. He has been a partner of Precise
                         Capital, L.P., a private investment partnership, since
                         1983. Mr. Orthwein is Chairman of the Shareholder Meetings
                         Committee and is a member of the Executive and Nominating
                         Committees.

                       JOYCE M. ROCHE
                         Ms. Roche, 52, has been a director since 1998. She has been an independent marketing consultant since 1999. She was
[ROCHE PHOTO]            President and Chief Operating Officerof Carson, Inc., a
                         personal care products company, from 1996-1998 and Executive
                         Vice President-Global Marketing of Carson, Inc. from
                         1995-1996. She was VicePresident-Global Marketing of Avon,
                         Inc. from 1993-1994. She is also a director of SBC
                         Communications, Inc. and Tupperware Corporation. Ms.Roche is
                         a member of the Conflict of Interest and Pension Committees.

STOCK OWNERSHIP

    The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock.

    The following table shows the number of shares of the Company's common stock and the Deferred Units with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors, nominees, and executive officers as a group as of the most recent practicable date. The number of shares shown for each individual represents less than 1% of the common stock outstanding. The number of shares shown for all directors, nominees, and executive officers as a group represents 2.2% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                                  NUMBER OF
                                                                  SHARES OF
                                                                 COMMON STOCK            DEFERRED
      NAME                                                    BENEFICIALLY OWNED         UNITS<F1>
      ----                                                    ------------------         ---------
W. Randolph Baker...........................................        445,229<F2>               --
August A. Busch III.........................................      3,661,274<F3>               --
Bernard A. Edison...........................................              0<F4>           49,585
Carlos Fernandez G..........................................          3,100                   --
John E. Jacob...............................................        300,843<F5>            5,503
James R. Jones..............................................            500<F6>               --
Charles F. Knight...........................................         16,000               31,749
Stephen K. Lambright........................................        457,376<F7>               --
Vernon R. Loucks, Jr........................................          2,000                1,994
Vilma S. Martinez...........................................            270                8,285
James B. Orthwein...........................................      1,603,408<F8>               --
William Porter Payne........................................            700                3,189
Joyce M. Roche..............................................            628                   --
Patrick T. Stokes...........................................        987,427<F9>               --
Andrew C. Taylor............................................         15,330                  784
Douglas A. Warner III.......................................          2,000                1,221
Edward E. Whitacre, Jr......................................          2,000                5,318
All directors, nominees, and executive officers as a group
  (26 persons)..............................................     10,375,408<F10>

-------

 <F1> Deferred Units represent director fees deferred to the individual's share equivalent account under the Company's deferred compensation plan for non-employee directors. The value of the Units at the time of distribution will be equal to the market value of the equivalent number of shares of the Company's common stock and will be paid in cash. No voting rights are associated with Deferred Units.

 <F2> The number of shares includes 309,209 shares that are subject to currently exercisable stock options, of which 52,580 are held in a family partnership.

 <F3> The number of shares includes 1,233,083 shares that are subject to currently exercisable stock options, of which 365,080 are held in trusts for the benefit of children of Mr. Busch. Of the shares shown, Mr. Busch has shared voting and shared investment power as to 529,918 shares and 1,024,032 shares are held in trusts of which Mr. Busch is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 99,765 shares beneficially owned by members of Mr. Busch's immediate family are not included.

 <F4> Following the acquisition in 1989 by Edison Brothers Stores, Inc. of an indirect interest in a retail liquor license, Mr. Edison sold all shares of Company common stock owned by him to avoid any possible conflicts with state alcoholic beverage control laws.

 <F5> The number of shares includes 279,643 shares that are subject to currently exercisable stock options, of which 60,000 are held in a trust for the benefit of the child of Mr. Jacob.

 <F6> Mr. Jones has shared voting and shared investment power with respect to these shares.

 <F7> The number of shares includes 373,509 shares that are subject to currently exercisable stock options. 10,917 shares owned by members of Mr. Lambright's immediate family are not included.

 <F8> Of the shares shown, Mr. Orthwein has shared voting and shared investment power as to 331,336 shares.

 <F9> The number of shares includes 773,150 shares that are subject to currently exercisable stock options.

<F10> The number of shares stated includes 5,331,156 shares that are subject to currently exercisable stock options or stock options that become exercisable within 60 days and 1,024,032 shares that are referred to in
      Note 3. The directors, nominees, and executive officers as a group have sole voting and sole investment power as to 3,080,158 shares and shared voting and shared investment power as to 940,062 shares. 133,198 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

                  ADDITIONAL INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS OF THE COMPANY

    During 1999 the Board of Directors held 9 meetings. No current director who served during 1999 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board on which he or she served. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

    Each director who is not an employee of the Company is paid an annual retainer of $45,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $1,400 for each Board of Directors meeting attended or dispensed with and a fee of $1,200 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairmen of the Audit, Conflict of Interest, Executive Salaries, Finance, and Pension Committees. The Chairmen of the Nominating and Shareholder Meetings Committees are each paid an annual fee of $3,000. The Company also provides each non-employee director group term life insurance coverage of $50,000.

    Non-employee directors receive an annual grant of options to purchase 2,000 shares of the Company's common stock. Directors who are unable to own the Company's common stock due to possible conflicts with state alcoholic beverage control laws receive 2,000 stock appreciation rights ("SARs") payable in cash in lieu of stock options. The exercise price of these options and SARs is equal to the fair market value of the Company's common stock on the date of grant. The options and SARs become exercisable over three years and expire ten years after grant.

    Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors' fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director's election, such payments may be made either in a lump sum or over a period not to exceed ten years.

    August A. Busch III and James B. Orthwein are first cousins. See "Other Transactions Involving Directors, Officers, or Their Associates," pages 25-26, for additional information concerning certain of the directors.

    Information concerning certain standing committees of the Board of Directors is set out below:

AUDIT COMMITTEE

    The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the General Auditor their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; receive reports from the Business Practices Committee regarding implementation of and compliance with the Company's business ethics policy and discuss with management any concerns the Audit Committee may have with regard to the Company's business practices; receive reports from the Environmental Policy Committee regarding implementation of and compliance with the Company's environmental policy and discuss with management any concerns the Audit Committee may have with regard to the Company's environmental practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the General Auditor to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. During 1999 the Committee held four meetings.

NOMINATING COMMITTEE

    The functions of the Nominating Committee are to recommend to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the Company and to recommend to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. During 1999 the committee held one meeting.

EXECUTIVE SALARIES COMMITTEE

    The function of the Executive Salaries Committee is to consider and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of the Company and to other officers and upper-management employees of the Company and its subsidiaries. During 1999 the Committee held four meetings. The Committee's report on 1999 executive compensation is on pages 19-21.

               APPROVAL OF THE ANHEUSER-BUSCH OFFICER BONUS PLAN
                             (ITEM 2 ON PROXY CARD)

    The Board of Directors has directed that there be submitted to the shareholders a proposal to approve the Anheuser-Busch Officer Bonus Plan (the "Bonus Plan"). A copy of the Bonus Plan is attached hereto as Exhibit A.

    The shareholders approved the Bonus Plan at their annual meeting in 1995. In order to ensure that the Company be able to continue to fully deduct bonuses and awards paid under the Bonus Plan for federal income tax purposes, under current tax rules the Bonus Plan must be approved by the Company's shareholders at least every five years. The purposes of the Bonus Plan are to attract and retain outstanding management personnel, to properly motivate such personnel to put forth their best efforts on behalf of the Company and its shareholders, and to provide a tax-deductible framework for granting annual bonuses to top executives. The Board believes that the Bonus Plan, as part of a coordinated incentive compensation program, has achieved those goals, and that approval of the Bonus Plan is necessary to continue the Plan's effectiveness.

SUMMARY DESCRIPTION OF THE BONUS PLAN

    The following is a description of the major provisions of the Bonus Plan:

    Administration by Committee. The Bonus Plan must be administered by a "Committee" comprised solely of two or more outside directors of the Company. The Executive Salaries Committee is presently serving as the Committee for the Bonus Plan.

    Bonus and Award Programs. The Bonus Plan authorizes the Committee to establish programs ("Bonus Programs") which allow payment of cash bonuses ("Bonuses") to Participants based on pre-established minimum performance goal(s) for designated Performance Periods (as defined in the Bonus Plan).

    Eligibility and Participation. All officers of the Company and of its affiliates ("Eligible Employees") are eligible to participate in the Bonus Plan; approximately 100 individuals meet this requirement. For each Bonus Program, the Committee will designate as Participants in the Program one or more Eligible Employees; the Committee will also designate those Participants who are or may become "Covered Employees" (as defined in Section 162(m) of the Internal Revenue
Code) for the applicable Performance Period.

    Performance Periods. Each Bonus Program will apply with respect to a designated Performance Period, which will be a fiscal year of the Company or such shorter period as the Committee may determine. Each Bonus Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.

    Performance Criteria and Goals. The Committee will establish one or more objective, pre-established minimum performance goals (which may be Company-wide or specific to an affiliate, division, product, and/or geographic area) for each Bonus Program. Under the Bonus Plan as originally approved, minimum performance goals must be based on one or more of the following criteria: sales, earnings, earnings per share, return on equity, return on assets, cash flow, market share, stock price, costs, and productivity. Beginning with 2000, an additional criterion, economic value added, may provide a basis for performance goals. No Covered Employee will receive any Bonus under any program if the relevant minimum performance goal is not met.

    Amounts of Bonuses. For each Bonus Program, the Committee must establish one or more formulas or standards for determining the amounts of Bonuses which may be paid to Participants. Under the Bonus Plan as originally approved, the Bonus paid to any Covered Employee for any year could not exceed $3 million. Beginning with 2000, that limit has been increased to $4 million. The Committee has the discretion to establish the amount of any Bonus payable to any Participant other than a Covered Employee. The Committee may only reduce and may not increase the amounts payable to Covered Employees below the formula or standard amount to reflect individual performance and/or unanticipated factors (in either case, "Committee Discretion").

    Amendment and Termination. The Board may amend the Bonus Plan from time to time. However, no amendments may be made to the Bonus Plan which would change the class of employees eligible to receive Bonuses, the performance criteria upon which minimum performance goals may be based, or the maximum amount of Bonuses which may be paid to a Covered Employee in a year, without shareholder approval. The Committee may amend the Bonus Plan in any way if the Committee determines that such amendment may be made without shareholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.

    Acceleration Events. Upon a Change in Control of the Company (as defined in the Bonus Plan), all Bonuses would become immediately payable in cash, with any uncompleted Performance Period deemed ended and appropriate adjustments made to minimum performance goals and formulas to reflect the shortening of such Performance Period. The Committee would not be permitted to exercise Committee Discretion to reduce the amounts of Bonuses payable to any Participant and could make no amendments adverse to any Participant without that Participant's consent.

    Federal Income Tax Consequences. Each Participant in the Bonus Plan will realize ordinary income equal to the amount of any Bonuses received in the year of payment, and, with the possible exception of Bonuses paid upon a Change in Control, the Company will receive a deduction for the amount constituting ordinary income to all Participants in the Bonus Plan.

THE 2000 BONUS PROGRAM

    On February 23, 2000 the Committee established the 2000 Officer Bonus Program (the "2000 Bonus Program") under the Bonus Plan. The Committee designated 2000 as the Performance Period and designated as Participants certain key employees of Anheuser-Busch Companies, Inc. and Anheuser-Busch, Incorporated, including the executive officers listed in the Summary Compensation Table on page 21. The 2000 Bonus Program establishes a minimum performance goal, a bonus pool, and a bonus formula, each of which is based on pretax earnings for 2000. Bonuses will be paid to Covered Employees under the 2000 Bonus Program only if the shareholders approve the Bonus Plan.

ESTIMATE OF BENEFITS

    The amounts awarded as annual Bonuses under the Bonus Plan for 1997 through 1999 to the executive officers named in the Summary Compensation Table are set out in the bonus column of that table on page 21. The amounts that will be awarded to Participants under the Bonus Plan in 2000 and later years are not currently determinable. The amounts of Bonuses that would have been paid for 1999 if the 2000 Bonus Program had been used to determine the 1999 Bonuses would have been the same as those actually paid in 1999 as shown below:

     NAME                                                     AMOUNT OF PAYMENT
     ----                                                     -----------------
A. A. Busch III.............................................     $2,250,000
P. T. Stokes................................................      1,250,000
J. E. Jacob.................................................        400,000
S. K. Lambright.............................................        400,000
W. R. Baker.................................................        400,000
All Executive Officers (including the persons named
  above)......................................................    6,465,000
All Non-Executive Directors.................................              0
All Non-Executive Officer Employees.........................      4,037,897

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

                            ------------------------

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 2000. The Board of Directors has, subject to such approval, selected PricewaterhouseCoopers LLP.

    A representative of PricewaterhouseCoopers LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE EMPLOYMENT OF PRICEWATERHOUSECOOPERS LLP.

                             SHAREHOLDER PROPOSALS

    Proponents of six shareholder proposals have stated that they intend to present the following proposals at the annual meeting. The proposals and supporting statements are quoted below. THE BOARD HAS CONCLUDED IT DOES NOT SUPPORT THESE PROPOSALS FOR THE REASONS GIVEN AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST ALL SIX PROPOSALS.

                            ------------------------

             SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PERIOD
                             (ITEM 4 ON PROXY CARD)

    Joseph Zuffante, 22 Perkins Street, Arlington, MA 02174, beneficial owner of 236 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That Anheuser-Busch stockholders urge the Board of Directors take the necessary steps to adopt a policy that no executives may cash in on stock options within six months of the announcement of a significant workforce (more than 1% of total workforce) reduction."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Stock options were created to reward good performance. This proposal would help to ensure that options reward real improvements in performance, rather than short-term stock boosts which are sometimes associated with the announcement of major layoffs.

    "While Wall Street may give a temporary boost to stock prices at layoff announcements there is growing concern that downsizings do not translate into long-term benefits for shareholders. 'update' Author Timothy Carpenter likens such layoffs to 'converting your favorite horse to the commodity status of refined glue. Yes, it can be more efficient and profitable, but who or what will replace the horse?'

    "A recent 7-year study of 25 large corporations noted that a 10% reduction in employment caused an average of only a 1.5% reduction in operating costs. After three years, the average downsized company's stock was up only 4.7% compared with a typical increase of 34.4% for similar companies in the same field that didn't reduce staff to the same extent.

    "As investors with a long-term horizon interested in building our investments into the next century, we believe long-term growth at Anheuser-Busch is served by linking options to long-term company growth rather than stock market blips that have more to do with the zeitgeist on Wall Street than with the real value of the company.

    "For the above reasons we urge you to vote FOR this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    A virtually identical proposal was defeated by shareholders at last year's Annual Meeting of Shareholders.

    The Company continually reviews its businesses for means by which it can enhance the long-term interests of its shareholders. The Company does not routinely implement significant workforce reductions nor has it ever implemented a workforce reduction in order to temporarily inflate the price of our stock. In fact, the only significant workforce reduction (as defined by the shareholder proponent as more than 1% of the total workforce) reflected in the Company's records was in 1993 through a voluntary enhanced retirement program in which 1,271 employees or 2.9% of our total workforce at that time participated. The decision to implement the 1993 enhanced retirement program was made only after extensive review of the consequences and with the objective to enable the Company to compete more effectively, benefiting the Company's shareholders, including its continuing employees, over the long-term. This action was not undertaken to achieve a temporary one-time "boost" in the Company's stock price.

    Stock options are the Company's only long-term incentive for executives of the Company and are a significant portion of their total compensation package. Our stock option program was established to foster a long-term perspective by our executives aligned with that of our shareholders. We believe our current stock program accomplishes that objective because it links executive incentives to stock appreciation by putting that portion of our executives' total compensation at risk, depending on stock price appreciation. The issuance of stock options also facilitates stock ownership by Company executives, further aligning their interests with those of our shareholders. The terms of our stock option grants provide further long-term incentive. Our stock option grants generally vest and become exercisable over a period of three years, not immediately, and thereafter remain exercisable for seven years. We believe this encourages our executives to focus on long-term shareholder returns because executives will maximize their returns if the Company's stock price increases over the long-term, regardless of short-term fluctuations.

    In sum, decisions by the Company concerning workforce reductions are in no way motivated by possible short term stock price "boosts" as suggested by the shareholder proponent. Moreover, the Company believes that its stock option program already fully aligns executive incentives with long-term Company growth. We do not agree with the shareholder proponent that it is necessary to further restrict the ability of Company executives to exercise their options.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            ------------------------

             SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PRICE
                             (ITEM 5 ON PROXY CARD)

    Stephen C. Spillane, 90 Vesey Street, Brockton, MA 02301, beneficial owner of 367 shares of common stock of the Company, has submitted the following proposal:

    "PROPOSAL: That shareholders urge that, for the twenty highest paid employees of Anheuser-Busch Companies, Inc. no future option plans be adopted, or existing option plans be amended, to allow options to be issued for exercise prices below those of any options that were outstanding at any time during the year immediately preceding the grants of the new options."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Stock options are granted to tie executive compensation with company performance and align shareholder interests with those of senior management. However, if there are no consequences for poor performance, the options do not serve this purpose.

    "Popular outcry against repricing has become more frequent. Consider the following:

        'Many companies are willing to move the threshold at which stock options can be exercised, but typically they engage in the heads-I-win, tails-I-win strategy of repricing stock options downward, not upward, thereby making it easier to reach a point where the options become valuable.'
        -The New York Times

        'At the very least, every proposal to reprice existing options should be put to a shareholder vote. No less important, repricing for top execs make no sense under any conditions. Stock options are long-term incentives that should not be used to reward a management that fails to produce results.'
        -John Byrne, Business Week

    "This proposal is, however, limited to the top rank of management. We understand that options can play an important role in retaining qualified employees, and there may be occasions where repricing options for mid-level employees is a defensible decision. However, for top management--who can be assumed to have more direct responsibility for the direction of the company and for its success or failure--we believe repricing should never be allowed. Executives need to be held accountable for poor performance, and certainly not rewarded for it.

    "For the above reasons we urge you to vote FOR this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    A virtually identical proposal was defeated by shareholders at last year's Annual Meeting of Shareholders.

    The Company agrees with the shareholder proponent that option repricing, which occurs when companies adjust outstanding stock options to lower the exercise price, is inappropriate. Indeed, the Company's stock option plans, which were overwhelmingly approved by the shareholders, specifically prohibit repricing.

    The Company's option plans require that options be granted with an exercise price no less than the market price on the date of grant. This means that the employees who receive options are able, after vesting requirements (usually over a period of three years) have been met, to purchase the Company's stock during the term of the option, at the price for which the stock could be purchased by the public on the date of grant. Since the Company's plans do not allow the purchase price to be lowered after grant, the option will have value to the employee recipient only if the price of the stock goes up.

    Although option repricing is the central theme of the proponent's supporting statement, the proposal itself relates to the ability of the Company to grant options at the current market price. The proponent seeks an arbitrary restriction on option grants to senior executives by providing that the exercise price for such grants be no lower than the highest market price of the Company's stock on the date any option was granted during a prior period of up to ten years (since the Company's options are granted with a ten-year term.) This restriction would be complicated to administer, provide no increased benefit to shareholders, and make the option plan less effective in providing long-term incentive compensation for senior executives.

    The Board believes the interests of the Company and its shareholders are best served by continuation of the stock option program as approved by the Company's shareholders.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            ------------------------

            SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER RIGHTS PLAN
                             (ITEM 6 ON PROXY CARD)

    James M. O'Brien, 40 Magnolia Avenue, Brockton, MA 02301, beneficial owner of 1,176 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That the Shareholders of Anheuser-Busch Companies, Inc. urge the board of directors to redeem any shareholder rights plan unless the plan is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as possible; and that this policy apply to rights plans which currently exist, and to those that may be considered in the future."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: At any time, Anheuser-Busch's board may adopt a shareholder rights plan commonly known as a 'poison pill.' Shareholders are concerned that rights plans can serve to insulate boards and management from shareholder interests.

    "Generally, we believe 'pills' depress a company's stock price and serve to insulate management. As a December 19, 1996 New York Times article notes poison pills are not serving their original intention of protecting all shareholders:

        But if the Board has the power to suspend the pill for some bidders and not for others, it can then allow a friendly bidder to make a coercive offer while preventing a better offer from another suitor. That's not the way pills are supposed to work.

    "For these reasons, we believe the unilateral adoption of this poison pill plan by the Board detracts from our Company's broader relationship with its shareholders and harms shareholder value. Therefore, we urge a vote FOR the resolution."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    A virtually identical proposal was defeated by shareholders at last year's Annual Meeting of Shareholders. Since then, the Board of Directors has reviewed the Company's Shareholder Rights Plan.

    Based on its review, the Board continues to believe that the Rights Plan protects value for all shareholders and should be maintained. However, the Board concluded that it is desirable to periodically review the Rights Plan and, in December 1999, it adopted a policy requiring a biennial review of the Plan by a committee of independent directors consisting of James R. Jones, Vilma S. Martinez, and Andrew C. Taylor.

    The Board believes that the Rights Plan protects the Company's shareholders against unsolicited attempts to gain control of the Company that do not provide fair value to all shareholders. These include partial or two-tier bids that fail to treat all shareholders equally, a creeping acquisition of the Company through open market stock purchases, and other acquisition tactics that the Board believes are unfair to the Company's shareholders and are not in their best interests.

    A major function of the Rights Plan is to give the Board a greater period of time within which it can properly evaluate an acquisition offer. A second major function of the Rights Plan is to induce a bidder for the Company to negotiate with the Board and thus strengthen the Board's bargaining position vis-a-vis such bidder. The Plan thus enables the Board, as elected representatives of the shareholders, to better protect and further the interests of the Company's shareholders in the event of an acquisition proposal. The Board gains the opportunity and additional time to determine if an offer reflects the full value of the Company and is fair to all shareholders, and if not, to reject the offer or to seek an alternative that meets these criteria.

    The Board's fiduciary duty to the shareholders dictates that it evaluate the merits of each and every acquisition proposal presented to the Board and seek to insure that any proposed business combination or acquisition delivers full value to the shareholders.

    The Board believes that the adoption of a Rights Plan is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of the shareholders. Redeeming the rights would remove an important tool that the Board should have for the protection of shareholders. The Board therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            ------------------------

               SHAREHOLDER PROPOSAL CONCERNING BOARD COMPOSITION
                             (ITEM 7 ON PROXY CARD)

    John M. Shea, 64 "L" Street, South Boston, MA 02127, beneficial owner of 884 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: The shareholders urge that the board of directors adopt a policy that no board members shall serve if he or she is not an independent director. For these purposes, the board should adopt the following definition of independence to mean a director who:

    * is not employed by the Company or an affiliate in an executive capacity;

    * is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

    * is not employed by a significant customer or supplier to the Company;

    * has no personal services contract with the Company or any affiliates;

    * is not part of an interlocking directorate in which the CEO or any other executive officer of the Company serves on the board of another corporation that employs the director;

    * and does not have any personal, financial, and/or professional relationships with the CEO or other executive officer that would interfere with the exercise of independent judgement by such director."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: The purpose of this proposal is to incorporate a standard of independence that will permit objective decision making on compensation and other issues at Anheuser-Busch.

    "The current board includes many individuals who do not meet this standard of independence. The section of this proxy statement entitled 'Other Transactions Involving Directors, Officers, and Their Associates' detail the web of relationships.

    "These include:

    * Carlos Fernandez, Vice Chairman of the Board of Directors of Grupo Modelo and Diblo, and Chief Executive Officer of Grupo and Modelo, companies in which Anheuser-Busch holds considerable stakes, and is currently in the midst of disputed stock transactions. Mr. Fernandez serves on the Anheuser-Busch board as a representative of the Controlling Shareholder of Diblo.

    * James B. Orthwein, President and General Manager of Double Eagle Distributing.

    * Percy J. Orthwein II, Chairman of the Board of Double Eagle Distributing.

      Both men are the sons of board member James B. Orthwein. In 1997 Double Eagle purchased $38,735,202 of products from Anheuser-Busch Incorporated.

    * Steven Knight, a majority owner of City Beverage, L.L.C. is the son of board member Charles F. Knight. In 1997, Anheuser-Busch Incorporated entered into an agreement to acquire the assets of the Kent, Washington wholesalership and then agreed to assign the right to acquire the business to City Bevereage [sic], L.L.C. City Beverages, L.L.C. paid $5,437,000 for the wholesalership.

    * Director William Webster is a partner at Milbank, Tweed, Hadely & McCoy [sic], which Anheuser-Busch used for legal services in 1997."

    "For the above reasons, we urge a vote FOR this resolution."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    A virtually identical proposal was defeated by shareholders at last year's Annual Meeting of Shareholders.

    The Company recognizes the importance of having independent, non-management directors. For this reason, only two of the current 14 directors are members of management. Furthermore, all compensation decisions are made by the Executive Salaries Committee and the Stock Option Plans Committee, which are made up entirely of independent directors.

    This shareholder proposal, however, asks that ALL directors be "independent." This extreme and unreasonable requirement would not be in the best interests of the Company's shareholders. It would, for example, render ineligible for Board service the Company's Chief Executive Officer, who is the person most knowledgeable about the Company. The Company is aware of no recognized corporate governance guidelines that advocate such an extreme position.

    The Board of Directors and the Nominating Committee are committed to an extremely high quality and diverse membership of the Board. Our Board consists of a highly effective combination of individuals with a variety of Company knowledge, business acumen, professional expertise, personal experience, historical perspective, and independent judgment. Limiting director candidates as narrowly as described in this proposal would severely limit the shareholders' ability to elect the most qualified individuals to the Board and, we believe, would result in a much less effective Board of Directors.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            ------------------------

                SHAREHOLDER PROPOSAL CONCERNING CLASSIFIED BOARD
                             (ITEM 8 ON PROXY CARD)

    The International Brotherhood of Teamsters, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, owner of 90 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That Anheuser Busch Companies' stockholders urge the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Anheuser Busch Companies's board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year.

    "We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. In particular, it can help speed the diversification of Anheuser Busch's board and introduce new perspectives.

    "In addition, a declassified board allows the company to respond quickly to changes by giving the board the ability to appoint more qualified candidates each year. A declassified board can help give Anheuser Busch the flexibility it needs as it moves into the next century.

    "Generally, shareholders have grown hostile to classified boards. This is especially important for employee shareholders. In 1999, shareholders voted to declassify boards with a majority at Cendant, Cooper Tire & Rubber, Kaufman & Broad Home, Oregon Steel and Tenneco. In 1998, Walt Disney Company agreed to change the by-laws after the resolution passes with 65% of the vote. At Fleming and Eastman Kodak more than 70% of shareholders voted to declassify the board.

    "By adopting annual elections, Anheuser Busch can demonstrate its commitment to fuller accountability to shareholders, accountability that honors shareholder prerogatives.

    "We urge you to vote YES for this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    A virtually identical proposal was defeated by shareholders at last year's Annual Meeting of Shareholders.

    The Company's classified Board system, where one third of the directors are elected each year, was approved by the Company's shareholders in 1985 by more than 85% of the shares voted at the meeting. The Board of Directors continues to believe that a classified board is in the best interests of the Company and its shareholders.

    Anheuser-Busch believes this system helps provide continuity and stability in the management of the business and affairs of the Company. It assures that at least two-thirds of the directors at any one time have prior experience with and in-depth knowledge of Anheuser-Busch; this experience and knowledge not only contribute to more effective long range strategic planning but are particularly important given the challenges Anheuser-Busch faces in the current environment of the domestic beer industry and as the Company implements its plans for international growth.

    Classified boards are also intended to prevent sudden change in the composition of the Board by preventing the election of an entirely new Board in a single year. At least two annual shareholder meetings are required to effect a change in control of the Board. This in turn encourages any person or group seeking to acquire control to negotiate at arm's length with the management and the Board, who are in the best position to negotiate a transaction which is fair to all of the shareholders of the Company.

    The proponent's concerns about diversification of the Company's Board and the introduction of new perspectives have been handled very effectively through the current classified structure. The Board and the Nominating Committee are committed to an extremely high quality, diverse membership of the Board and are proud of the Company's achievements as measured by both criteria. The Company's Board of Directors is diverse in race, ethnicity, gender, age, background, and years of Board service.

    This proposal requires approval by a majority of the shares voted on the issue. It should be noted, however, that adoption of this proposal would not by itself eliminate the classified Board. Under Delaware law, the Board of Directors has to recommend further action by the shareholders to amend the Restated Certificate of Incorporation to eliminate the classified Board and the amendment then must be approved by a majority of the shares entitled to vote (as opposed to the lower requirement of a majority of the shares actually voted that is needed to approve this advisory resolution).

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            ------------------------

             SHAREHOLDER PROPOSAL CONCERNING CHAIRMAN OF THE BOARD
                             (ITEM 9 ON PROXY CARD)

    Paul M. Cannon, 81 Cochato Road, Braintree, MA 02184, beneficial owner of 769 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That the shareholders of Anheuser-Busch Companies, Inc. urge the board to take the necessary steps to require that an independent director who was not formerly the chief executive of the company serve as chair of the board."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: The board's responsibility in scrutinizing management plans may be reduced when the board chair is also the chief architect of the management plan in his or her capacity of chief executive officer. By requiring that the chair be an independent director, the board may be able to bring to bear more critical review of basic management plans.

    "Numerous scholars have called for greater distinction between directors and management. An idea parallel to splitting the chair and CEO is naming a 'lead' director, an idea championed by attorney Martin Lipton and Harvard Business School Prof. Jay Lorsch. Tyco has such a lead director, Philip Hampton. His role allows 'the board to operate independently of management,' he explains. Adds Tyco CEO Dennis Kozlowski, 'It's a real good check and balance.'

    "Splitting the chair and CEO, we believe, enhances these advantages through more formal acknowledgement that the board will be led by a non-management officer.

    "For these reasons, we urge you to vote FOR this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    A virtually identical proposal was defeated by shareholders at last year's Annual Meeting of Shareholders.

    The Board believes that it is not in the best interests of the Company and its shareholders to require that the Chairman be an independent director who was not formerly the Chief Executive Officer of the Company.

    The Company's bylaws require the Board to select a Chairman from its membership. The current Chairman is also the Chief Executive Officer. There is no requirement, however, that the Chairman also be the Chief Executive Officer and in the past, the positions have been held by two different individuals. The Board is in the best position to determine who should serve as Chairman at any given time in light of the Company's then-current and anticipated future circumstances.

    Since only two of the Board's current 14 directors are current or former employees of the Company, there are ample independent directors to offer critical review of management plans. Furthermore, all of the Board committees other than the Executive Committee are chaired by outside directors.

    The Board believes that the Company's bylaws provide appropriate flexibility for the selection of a Chairman and that the shareholder proposal imposes an unnecessary restriction that is not in the best interests of the Company and its shareholders.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            ------------------------

                         SHAREHOLDER PROPOSALS FOR 2001

    For inclusion in the Company's Proxy Statement and form of proxy, any shareholder proposals intended to be presented at the 2001 Annual Meeting must be received by the Company at its principal executive offices no later than November 10, 2000.

    Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2001 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Vice President and Secretary and received at the Company's principal executive offices not earlier than December 27, 2000 and not later than January 26, 2001. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Vice President and Secretary.

                             EXECUTIVE COMPENSATION
                        REPORT OF THE EXECUTIVE SALARIES
                     AND THE STOCK OPTION PLANS COMMITTEES

    The Executive Salaries Committee has the responsibility of recommending to the Board of Directors appropriate salaries and other compensation for executive officers and administering the Officer Bonus Plan. The Stock Option Plans Committee administers the Company's stock option program. Both committees (hereafter referred to as the "Committee") have identical membership consisting entirely of outside directors.

COMPENSATION PHILOSOPHY

    The Committee adheres to several guiding principles in carrying out its responsibilities:

    * Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

    * Anheuser-Busch provides a base salary that will maintain its competitive market position. The Company offers an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Anheuser-Busch utilizes stock options to foster a long-term perspective aligned with that of the shareholders.

    * Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

    * The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. An external compensation consultant annually reports to the Committee on the competitive mix of base, bonus, and long-term incentives for a comparator group of national and local companies.

1999 COMPENSATION

    The Committee considers several factors when determining compensation for executive officers, including August A. Busch III:

    * OVERALL COMPANY PERFORMANCE. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term sales, earnings, and cash flow per share growth; market share gains; return to shareholders (see chart on page 22); progress toward long-term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

    * INDIVIDUAL PERFORMANCE. The Committee considers, in addition to an executive's business results, the achievement of various other managerial objectives and personal development goals.

    * COMPETITIVE COMPENSATION. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 22 companies. This group is comprised of large national consumer goods companies as well as several large St. Louis-based corporations. The companies in the sample were chosen in consultation with the consulting firm as being representative of the types of companies with which Anheuser-Busch competes for executive talent. The report reviews base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also is indicative of overall Company pay practices when viewed in the aggregate.

    * TARGETED COMPENSATION. Total compensation for executive officers including Mr. Busch is targeted at a market level which approximates the median of the sample group of comparable companies for base salary and bonus and the 75th percentile for long-term incentives after adjusting for the different magnitude of sales for each company, using a method called regression analysis. An executive's total compensation is considered to be at the market level if it falls (PM)20% of the targeted compensation. Mr. Busch's total compensation for 1999 was at the market level for total compensation compared to his peers from the comparison group.

SALARY:

    The Company does not have an employment agreement with Mr. Busch or any of its other executive officers. In setting base salaries the Committee generally considers the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, operating and net income margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Busch's 1999 base salary of $1,130,000 was at the market level of salaries for CEOs in the comparable group of companies.

    Salaries for other executive officers were targeted at the market level where appropriate benchmarks were available. Actual 1999 salaries were within
(PM)20% of the targeted salary and were determined by a subjective evaluation of responsibilities, individual performance, and to a lesser degree, length of service.

BONUS:

    1999 bonuses for Mr. Busch, 13 other executive officers and 37 other officers were paid under the Officer Bonus Plan (the "Plan"), which was approved by shareholders at the 1995 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 1999 the Committee adopted the 1999 Officer Bonus Program ("1999 Program"), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 1999 after adjustments for certain non-recurring items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

    In February 2000 the Committee certified that the 1999 performance goal was met and approved individual bonuses. The Company achieved record sales and earnings in 1999. In view of this, the Committee, through the exercise of discretion and after taking into consideration individual performance and targeted compensation levels, approved bonus payments that were generally at the market levels, but less than the maximum available in the bonus pool. Due to regulations of the Internal Revenue Service and provisions of the Plan and 1999 Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 21 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Busch's 1999 bonus was $2,250,000.

LONG-TERM INCENTIVES:

    Stock options are the Company's only long-term incentive. Stock option awards are made to approximately 850 middle and upper level managers, including Mr. Busch and other executive officers. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. The amount and terms of prior option grants are reviewed but are not explicitly considered in determining the size of individual awards. In 1999, the Committee granted Mr. Busch options for 425,000 shares under the 1998 Incentive Stock Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION EXPENSES

    The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

    Stock options granted under the 1998 Incentive Stock Plan and bonuses paid pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

                Executive Salaries and Stock Option Plans Committees
                          Bernard A. Edison--Chairman
                               Vilma S. Martinez
                             Vernon R. Loucks, Jr.
                              William Porter Payne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All members of the Executive Salaries and Stock Option Plans Committees are independent, non-employee directors.

    Mr. Busch is a member of the Human Resources Committee of SBC
Communications, Inc. Mr. Whitacre, an Executive Officer of SBC Communications, Inc., is a Director of the Company.

SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                         ANNUAL COMPENSATION<F1>               COMPENSATION
                             -----------------------------------------------   ------------      ALL
                                                                                AWARDS OF       OTHER
                                                              OTHER ANNUAL        STOCK      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)     ($)<F2>
---------------------------  ----  ----------   ---------   ----------------   -----------   ------------
A. A. Busch III              1999  1,130,000    2,250,000        23,379          425,000        94,962
  Chairman of the Board      1998  1,107,750    1,750,000        26,424          400,000        88,025
  and President              1997  1,107,750      691,000        20,658          300,000        82,970

P. T. Stokes                 1999    730,000    1,250,000        12,210          250,000        56,251
  Vice President and         1998    650,000      800,000        13,813          200,000        46,815
  Group Executive            1997    650,000      300,000        10,837          150,000        43,434

J. E. Jacob                  1999    500,000      400,000        17,123          100,000        39,601
  Executive Vice             1998    457,000      350,000        16,981          100,000        33,692
  President and Chief        1997    457,000      125,000        15,555           90,000        31,965
  Communications Officer

S. K. Lambright              1999    429,000      400,000         5,732          100,000        36,913
  Group Vice President       1998    390,000      350,000         5,516          100,000        35,238
  and General Counsel        1997    390,000      125,000         5,664           90,000        31,759

W. R. Baker                  1999    415,000      400,000         3,976          100,000        29,936
  Vice President and         1998    375,000      250,000         5,514          100,000        23,462
  Chief Financial Officer    1997    375,000       87,500         8,087           97,500        22,395

-------
<F1> Salary and bonus amounts include any amounts deferred under the Executive
     Deferred Compensation Plan. If an excise tax were imposed on a participant as to such deferred benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

<F2> The 1999 amounts disclosed in this column include:

     (a) Company matching contributions to the Deferred Income Stock Purchase and Savings Plan and the 401(k) Restoration Plan of $59,158 for Mr. Busch, $37,928 for Mr. Stokes, $26,039 for Mr. Jacob, $22,323 for Mr. Lambright and $21,591 for Mr. Baker. Under the 401(k) Restoration Plan, if an excise tax were imposed on a participant as to such benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

     (b) Payments for insurance coverage of $31,215 for Mr. Busch, $18,323 for Mr. Stokes, $13,562 for Mr. Jacob, $11,084 for Mr. Lambright and $7,618 for Mr. Baker.

     (c) Payment of director fees from subsidiary or affiliated companies of $4,589 for Mr. Busch, $3,506 for Mr. Lambright, and $727 for
          Mr. Baker.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN<F*>
                ANHEUSER-BUSCH COMPANIES, INC., S&P 500 INDEX
                      AND RUSSELL TOP 200 INDEX<F**>
                              (12/31/94-12/31/99)

                                    [GRAPH]

-----------------------------------------------------------------------
                          1994    1995    1996    1997    1998    1999
-----------------------------------------------------------------------
Anheuser-Busch           $100.0  $135.1  $168.6  $189.8  $288.9  $317.1
S&P 500                   100.0   137.4   168.9   225.2   289.4   350.3
Russell Top 200 Index     100.0   139.4   172.8   232.5   311.5   379.4
-----------------------------------------------------------------------

-------

<F*>    Assumes $100 invested on December 31 of first year of chart in
        Anheuser-Busch Companies, Inc. Common Stock, S&P 500 Index and Russell Top 200 Index and that all dividends were reinvested.

<F**>   Because only one of the other three leading domestic brewers is an independent publicly traded company, the Company has elected to compare shareholder returns with the Russell Top 200 Index. This Index is comprised of the 200 largest publicly held companies, including Anheuser-Busch.

<F***>  Compound Annual Growth Rate.

OPTION GRANTS IN 1999

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF
                                                                                      STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS<F1>                                FOR OPTION TERM<F2>
                       ------------------------------------------------             -----------------------------
                                     % OF TOTAL
                                      OPTIONS
                        NUMBER OF     GRANTED
                       SECURITIES        TO
                       UNDERLYING    EMPLOYEES    EXERCISE
                         OPTIONS         IN        PRICE     EXPIRATION
        NAME           GRANTED (#)    1999<F3>     ($/SH)       DATE     0%<F4>         5%                10%
        ----           -----------   ----------   --------   ----------  ------         --                ---
A. A. Busch III......     425,000       8.10%      $75.78     11/23/09     $0     $    20,254,842   $    51,329,747
P. T. Stokes.........     250,000       4.76        75.78     11/23/09      0          11,914,613        30,193,969
J. E. Jacob..........     100,000       1.91        75.78     11/23/09      0           4,765,845        12,077,588
S. K. Lambright......     100,000       1.91        75.78     11/23/09      0           4,765,845        12,077,588
W. R. Baker..........     100,000       1.91        75.78     11/23/09      0           4,765,845        12,077,588
All Shareholders.....         N/A        N/A          N/A       N/A         0      22,099,223,265    56,003,775,556
All Employee
  Optionees..........   5,248,441      100.0        75.78       N/A         0         250,132,563       633,885,080
Employee Optionee
  Gain as % of All
  Shareholders
  Gain...............         N/A        N/A          N/A       N/A       N/A          1.1%              1.1%

-------

<F1> All options granted to the named officers were granted on November 24,
     1999. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the Stock Option Plans Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the Company. The one-third of the 1999 grant which normally would become exercisable on November 24, 2000 was made eligible for earlier vesting if transferred in gifts to certain family members or trusts; Mr. Busch III made such a gift, and 100,000 of his 1999 grant vested on November 24, 1999. Mr. Jacob also made such a gift, and 20,000 of his 1999 grant vested on November 24, 1999. In addition, some of the options were granted with a tax payment feature. The tax payment feature allows the use of option stock to pay the withholding taxes related to an option exercise. The number of options granted with a tax payment feature in 1999 to the named officers were: Mr. Busch III, 423,681; Mr. Stokes, 248,681; Mr. Jacob, 98,681; Mr. Lambright, 98,681 and Mr. Baker, 98,681.

<F2> The dollar amounts under these columns are the result of calculations at
     0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all shareholders are based on 463.7 million shares outstanding at November 30, 1999 and a per share price of $75.78.

<F3> Based on 5,248,441 options granted to 855 employees during 1999.

<F4> No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.

AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

                                                                              NUMBER OF          VALUE OF
                                                                             SECURITIES        UNEXERCISED
                                                                             UNDERLYING        IN-THE-MONEY
                                                                             UNEXERCISED        OPTIONS AT
                                                                             OPTIONS AT          12/31/99
                                                                            12/31/99 (#)       ($)<F1><F2>
                                                                            ------------    ------------------
                                            SHARES             VALUE
                                          ACQUIRED ON        REALIZED       EXERCISABLE/       EXERCISABLE/
     NAME                                EXERCISE (#)         ($)<F1>       UNEXERCISABLE     UNEXERCISABLE
     ----                                ------------        --------       -------------     -------------
A. A. Busch III.......................      203,332         10,807,197        1,233,083/        37,663,674/
                                                                                691,665          5,678,108

P. T. Stokes..........................        5,468            317,440          773,150/        28,075,697/
                                                                                433,332          2,839,040

J. E. Jacob...........................      103,090          5,186,963          279,643/         7,930,988/
                                                                                176,665          1,557,157

S. K. Lambright.......................       64,016          3,391,825          373,509/        12,930,255/
                                                                                196,665          1,557,157

W. R. Baker...........................       76,442          3,763,310          309,209/        10,155,659/
                                                                                199,165          1,625,986

-------

<F1> Value before income taxes payable as a result of exercise.

<F2> Based on the average of the high and low price of the Company's common stock on the New York Stock Exchange--Composite Transactions for 12/31/99 ($70.9063).

PENSION PLANS TABLE

                                                    YEARS OF SERVICE
                           ------------------------------------------------------------------
    ELIGIBLE REMUNERATION     5         10         15          20          25      30 OR MORE
    ---------------------     -         --         --          --          --      ----------
    $  500,000...........  $ 41,667  $ 83,333  $  125,000  $  166,667  $  208,333  $  250,000

     1,000,000...........    83,333   166,667     250,000     333,333     416,667     500,000

     1,500,000...........   125,000   250,000     375,000     500,000     625,000     750,000

     2,000,000...........   166,667   333,333     500,000     666,667     833,333   1,000,000

     2,500,000...........   208,334   416,667     625,000     833,333   1,041,667   1,250,000

     3,000,000...........   250,000   500,000     750,000   1,000,000   1,250,000   1,500,000

     3,500,000...........   291,667   583,333     875,000   1,166,667   1,458,333   1,750,000

     4,000,000...........   333,333   666,667   1,000,000   1,333,333   1,666,667   2,000,000

    The Pension Plans Table above shows a range of estimated annual normal retirement pension benefits for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee's annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The benefits shown assume continued service until retirement at age 65 and payment in the form of a life annuity with ten years of guaranteed payments. Amounts shown do not reflect the applicable deduction for Social Security benefits. Vesting and payment of part of the benefits shown are accelerated if certain events occur that would result in a change in control of the Company. For the portions of the foregoing benefits payable under the programs that are not tax-qualified, if a special additional tax were imposed on a participant as to such benefits on account of such a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of the special tax as if the special tax had not been imposed.

    Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Busch--42 years and $3,402,600; Mr. Stokes--31 years and $2,150,000; Mr. Jacob--6 years and $950,000; Mr. Lambright--22 years and $870,000 and Mr. Baker--29 years and $875,000.

     OTHER TRANSACTIONS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

    In 1993, pursuant to an investment agreement, the Company purchased equity securities of Grupo Modelo, S.A. de C.V., Mexico's largest brewer ("Grupo Modelo"), and of Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo ("Diblo"). The Company subsequently exercised options obtained by it under the investment agreement to acquire additional equity securities of Grupo Modelo and Diblo and now holds a 50.2% direct and indirect interest in Diblo. Carlos Fernandez G. is Vice Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo. Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain on its Board of Directors a designee of the controlling shareholders of Grupo Modelo and Diblo as long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is that designee.

    August A. Busch, Jr., a former director of the Company, was, until his death in September 1989, the owner of Grant's Farm, a tract of approximately 225 acres located in St. Louis County, Missouri, most of which has been leased and used by the Company for many years. Upon his death the property passed to the trustees of a real estate trust created by his will (the "Trustees") for the benefit of certain children of Mr. Busch, Jr., not including August A. Busch III. The area includes an animal reservation and numerous other attractions and facilities. The Company uses Grant's Farm extensively for entertaining and conducting public tours and for other purposes associated with its advertising and public relations program. It is one of the most popular tourist attractions in the St. Louis area. The leased premises include all of the tract (except for approximately 23 acres that have been reserved for the residents' personal use) plus an adjacent tract of approximately 7 acres upon which are situated a parking lot and a stallion barn. Also, various paintings, trophies, horsedrawn vehicles, and other personal property that belonged to Mr. Busch, Jr. are displayed during public tours of the premises.

    The current lease (the "Lease") became effective January 1, 1982. The Lease may be terminated by the Company by giving notice at any time prior to October 31 of any year, to be effective in the following year at the end of the month during which the tour season ends. The Trustees may terminate the Lease by giving notice at any time prior to October 31 of any year, to be effective at the end of the month during which the tour season ends in the second year following the year in which notice is given. If the Trustees terminate the Lease, they must reimburse the Company for the unamortized value of all capital leasehold improvements made by the Company.

    Under the Lease, the Trustees will receive a fixed annual rental of $201,890 throughout the term of the Lease. They will also share in that portion of income from the Company's concession operations which exceeds the approximate income generated from such operations when they were operated by Mr. Busch, Jr. The Lease provides that the Trustees have the responsibility for the maintenance and care of the leased premises and the animals and personal property situated thereon, and the Company is obligated to reimburse them for their expenses in carrying out that responsibility. During the term of the Lease, the Company has the right of first refusal to purchase the leased premises and also to purchase the 23-acre tract referred to above. The Company also has the right, under certain circumstances, to purchase the personal property covered by the Lease and certain personal property located in Mr. Busch, Jr.'s former residence. For the year 1999, the Trustees received in the aggregate, from the Company under the Lease: (1) basic rent of $201,890, (2) $426,350 as their share of the Company's income from concession operations, and (3) $1,387,396 as reimbursement for the actual expenses, as audited by the Company's internal audit department, for the maintenance and care of the leased premises, the animals, and the personal property situated thereon.

    For many years, Mr. Busch, Jr. provided board and care for the Anheuser-Busch, Incorporated ("ABI") Clydesdale horses on property other than Grant's Farm. The existing Clydesdale Lease Agreement between Mr. Busch, Jr. and ABI first became effective on January 1, 1973. Certain heirs of Mr. Busch, Jr. (not including August A. Busch III) succeeded to the interests of Mr. Busch, Jr. under the lease, which was amended as of August 31, 1990. For the year 1999, ABI paid or will pay under this lease $30,625 as annual rental and $244,081 as reimbursement for the actual expenses, as audited by the Company's internal audit department, incurred to care for the Clydesdale horses and the leased property.

    ABI has agreements with Double Eagle Distributing, Inc. ("Double Eagle"), Southern Eagle Distributing, Inc. ("Southern Eagle"), Tri-Eagle Sales, City Beverage, L.L.C., and Classic Eagle Distributing, L.L.C. ("Classic Eagle") for the distribution of malt beverage products in Deerfield Beach, Florida, Fort Pierce, Florida, Tallahassee, Florida, Kent, Washington and Lawrence and Leavenworth, Kansas, respectively. Double Eagle, which is owned by James B. Orthwein, Jr. and Percy J. Orthwein II, who are sons of James B. Orthwein, purchased $38,339,182 of products from ABI during 1999. Percy Orthwein is Chairman of the Board and James B. Orthwein, Jr. is President and General Manager of Double Eagle. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle purchased $26,427,770 of products from ABI during 1999. Tri-Eagle Sales is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Tri-Eagle Sales purchased $21,833,671 of products from ABI during 1999. Steven Knight, the son of Charles F. Knight, is the majority owner of City Beverage, L.L.C., which purchased $15,584,851 of products from ABI during 1999. Classic Eagle, which is owned by Stephen K. Lambright, Jr., the son of Stephen K. Lambright, and another individual purchased $7,991,979 of products from ABI during 1999. These distribution agreements are ABI's standard distribution agreements.

    Douglas A. Warner III, a director of the Company, is an executive officer of
J. P. Morgan & Co., Incorporated ("Morgan"). Morgan and its subsidiaries have provided investment banking and related financial services to the Company during 1999 and are expected to provide similar services to the Company during 2000.

    Ginnaire Rental, Inc. ("Ginnaire"), a corporation wholly owned by Mr. Busch III, contracted to occasionally lease aircraft to the Company for business use. For 1999, the Company paid $354,998 to Ginnaire pursuant to the lease agreement. The leasing fee is an hourly rate intended to reimburse Ginnaire for the pro rata share of maintenance costs, engine reserves and aircraft insurance, plus excise and use taxes attributed to the Company's actual use of the aircraft, without mark-up.

    In the opinion of the Company's management Business Practices Committee and the Board's Conflict of Interest Committee, the terms and conditions of the foregoing transactions are at least as favorable to the Company and its subsidiaries as those which would be available from unrelated parties for comparable transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with, except that one transaction by Mr. Jones was reported late.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other shareholders, the Company has engaged D. F. King & Co., Inc. for a fee not to exceed $10,500 plus out-of-pocket expenses. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.

St. Louis, Missouri
March 10, 2000

                                                                       EXHIBIT A

                                 ANHEUSER-BUSCH
                               OFFICER BONUS PLAN
                 (AS AMENDED AND RESTATED ON NOVEMBER 24, 1999)

                        SECTION 1. ESTABLISHMENT OF PLAN

    Anheuser-Busch Companies, Inc. does hereby adopt the Anheuser-Busch Officer Bonus Plan set forth herein for the purpose of attracting, motivating and rewarding certain employees of the Company with qualified performance-based compensation.

                             SECTION 2. DEFINITIONS

    2.1. Affiliate: Any entity in which the Company has a substantial direct or indirect equity interest.

    2.2. Board: The Board of Directors of the Company.

    2.3. Bonus: The amount payable to any Participant with respect to a Program.

    2.4. Change in Control: A change in control as that term is defined in
Section 10.

    2.5. Code: The Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

    2.6. Committee: The Committee described in Section 9.

    2.7. Company: Anheuser-Busch Companies, Inc.

    2.8. Covered Employee: A "covered employee" as that term is defined in
Section 5.

    2.9. Eligible Employee: A person who is eligible to participate in the Plan in accordance with Section 5.

    2.10. Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

    2.11. Participant: An Eligible Employee who is designated as a Participant in a Program pursuant to Section 5.

    2.12. Performance Goal: A Performance Goal as defined in Section 6.

    2.13. Performance Period: A fiscal year of the Company or such shorter period as the Committee may designate in accordance with Section 4 with respect to which Bonuses may be paid under a Program.

    2.14. Plan: The Anheuser-Busch Officer Bonus Plan, as amended from time to time.

    2.15. Program: A Bonus Program established by the Committee which designates the Participants, the Covered Employees, a Performance Period, Performance Goals, and formulas or standards for determining the amounts of Bonuses payable under the Plan.

                           SECTION 3. BONUS PROGRAMS

    The Committee shall have the authority to establish one or more Programs pursuant to which Bonuses may be paid to one or more Participants.

                         SECTION 4. PERFORMANCE PERIODS

    For each Program, the Committee shall set forth a Performance Period over which performance will be measured to determine whether and in what amounts to pay Bonuses to Participants. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.

          SECTION 5. ELIGIBILITY, PARTICIPATION AND COVERED EMPLOYEES

    Officers of the Company and its Affiliates shall be Eligible Employees. For each Program, the Committee shall designate as Participants one or more Eligible Employees. Each Program shall also set forth those individuals the Committee believes may be or become covered employees as that term is defined in Section 162(m) of the Code ("Covered Employees") for the applicable Performance Period.

                   SECTION 6. PERFORMANCE CRITERIA AND GOALS

    All Bonuses shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, earnings, earnings per share, return on equity, return on assets, cash flow, market share, stock price, costs, productivity and economic value added. For each Program and for each Participant, the Committee shall designate one or more objective performance goals based upon one or more of the criteria listed above ("Performance Goals"). No Bonus shall be paid to any Covered Employee if the applicable Performance Goal(s) are not satisfied.

                           SECTION 7. AMOUNT OF BONUS

    For each Program, the Committee shall designate an objective formula or standard for determining the dollar amount of each Participant's Bonus. In no event shall the total amount of Bonuses paid to any Covered Employee for any year exceed $4 million. Except with respect to Bonuses payable to Covered Employees, and notwithstanding failure to satisfy the applicable Performance Goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant's Bonus above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of any Bonuses payable to Covered Employees below the standard or formula amount to reflect individual performance and/or unanticipated factors.

                         SECTION 8. PAYMENT OF BONUSES

    After the close of each Performance Period, the Committee shall certify in writing the achievement of the applicable Performance Goal(s) and the amount of any Bonuses payable to Covered Employees under the applicable formula(s) or standard(s). All or part of the Bonuses payable to Participants who are not Covered Employees may be paid prior to the end of a Performance Period on an estimated basis, subject to adjustment in the discretion of the Committee. All or part of the Bonuses payable to Covered Employees may be paid prior to the end of a Performance Period only if such earlier payment does not result in such Bonuses failing to constitute qualified performance-based compensation under
Section 162(m) of the Code (e.g., if achievement of the applicable Performance Goal(s) can be certified prior to the end of the Performance Period or if final regulations allow earlier payment on an estimated basis subject to adjustment). No Bonuses shall be paid under this Plan to Covered Employees until the Plan has received shareholder approval as required by Section 162(m) of the Code. Subject to the foregoing, the timing of payment of all Bonuses to both Covered Employees and Participants who are not Covered Employees shall be within the sole discretion of the Committee. The Company shall withhold from any amount payable under the Plan all taxes required to be withheld by any federal, state or local government.

                     SECTION 9. ADMINISTRATION BY COMMITTEE

    The Plan shall be administered by a Committee established by the Board. The Committee shall be comprised of at least two outside directors of the Company as that term is defined for purposes of Section 162(m) of the Code. Until changed by the Board, the members of the Executive Salaries Committee shall serve as the members of the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

                         SECTION 10. CHANGE IN CONTROL

    10.1. Change in Control Defined. For purposes of this Plan, a "Change in Control" shall occur if:

        (a) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company's then outstanding voting securities (measured on the basis of voting power);

        (b) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

        (c) A change occurs in the composition of the Board during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

        (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    For purposes of this paragraph, "Person" shall have the meaning given in
    Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
    (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

    10.2. Acceleration Upon Change in Control. On the date a Change in Control occurs, notwithstanding anything else to the contrary herein, (i) all Bonuses with respect to a completed Performance Period shall be immediately payable in cash, (ii) with respect to the current Performance Period, such Performance Period shall be deemed to have ended and the applicable Performance Goal(s) and formula(s) or standard(s) shall be appropriately adjusted to reflect the length of such Performance Period in comparison to the originally established Performance Period, and all Bonuses for such Performance Period shall be immediately payable in cash on a pro-rated basis, (iii) the Committee shall not have the discretion provided in Section 7 to reduce the amount of any Participant's Bonus below the amount which would otherwise have been payable to the Participant under the applicable formula or standard and under this Section 10, and (iv) the provisions of this Section 10 may not be amended adversely to any Participant without the written consent of such Participant. If by reason of this Section 10 an excise or other special tax ("Excise Tax") is imposed on any payment under the Plan (a "Required Payment"), the amount of each Required Payment shall be increased by an amount which, after payment of income taxes, payroll taxes and Excise Tax thereon, will equal such Excise Tax on the Required Payment; provided, however that the total amount paid to any Covered Employee shall not exceed the maximum set forth in Section 7 unless exceeding such maximum, or a provision allowing Bonuses to exceed such maximum, would not jeopardize qualification of all Bonuses to Covered Employees under the Plan as performance-based compensation under Section 162(m) of the Code.

                     SECTION 11. AMENDMENT AND TERMINATION

    The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform to Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals constituting Eligible Employees under Section 5, the performance criteria under Section 6 or the maximum Bonus payable to any Covered Employee under Section 7 without shareholder approval unless shareholder approval is not required in order for Bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. The Committee may amend the Plan in any way if the Committee determines that such amendment may be made without shareholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.

                           SECTION 12. MISCELLANEOUS

    12.1. Effective Date. The Plan shall become effective as of January 1, 1995.

    12.2. No Guarantee of Employment or Compensation. The Plan shall not restrict the Company or any Affiliate from discharging an Eligible Employee from employment, restrict any Eligible Employee from resigning from such employment, or restrict the Company or any Affiliate from increasing or decreasing the compensation of any Eligible Employee.

    12.3. Claims. Except in the case of a Change in Control, no person shall have any claim to any Bonus. There is no obligation for uniformity of treatment of Eligible Employees.

    12.4. No Alienation. Except as required by law, amounts payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

    12.5. Other Incentive Plans. Nothing contained in the Plan shall prohibit the Company from granting other performance awards to employees (including Eligible Employees) under such conditions, and in such form and manner, as it sees fit. The adoption of the Plan does not preclude the adoption of any other bonus or incentive plan for employees.

    12.6. Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the laws of the State of Missouri and in Courts situated in that State.

    12.7. Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

-------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                           Please mark
                                                          your vote as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 3.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                      WITHHOLD AUTHORITY
        below (except as marked to             to vote for all nominees listed
           the contrary below)                              below
                   [ ]                                       [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
   NAME ON THE LIST BELOW.)

      01 Patrick T. Stokes          02 Bernard A. Edison
      03 Vernon R. Loucks, Jr.      04 Vilma S. Martinez
      05 William Porter Payne       06 Edward E. Whitacre, Jr.
   ----------------------------------------------------------------------------


                                              FOR       AGAINST        ABSTAIN

   2 - APPROVAL OF THE                        [ ]         [ ]            [ ]
   ANHEUSER-BUSCH OFFICER
   BONUS PLAN

   3 - APPROVAL OF INDEPENDENT                [ ]         [ ]            [ ]
   ACCOUNTANTS


   ----------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4 THROUGH 9.
   ----------------------------------------------------------------------------

                                              FOR       AGAINST        ABSTAIN
   4 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PERIOD

   5 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PRICE

   6 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING SHAREHOLDER
   RIGHTS PLAN

   7 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING BOARD
   COMPOSITION

   8 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING CLASSIFIED BOARD

   9 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING CHAIRMAN OF THE
   BOARD
   ----------------------------------------------------------------------------

                                                                         Y
                                         I PLAN TO ATTEND THE MEETING    E  [ ]
                                                                         S

                          PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature _______________________________________________

   Signature _______________________________________________

   Dated: _____________________, 2000

   SIGNATURE OF SHAREHOLDER(S)

   (Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                FOLD AND DETACH HERE

                        ------------------------------------
                         YOU CAN VOTE IN ONE OF THREE WAYS:
                        ------------------------------------

     1. Call toll-free 1-800-840-1208 on a touch tone telephone from the US or
                        Canada 24 hours a day-7 days a week.

                      There is NO CHARGE to you for this call.

                                         OR
                                         --

      2. Vote by Internet at our Internet Address: http://www.eproxy.com/bud/

                                         OR
                                         --

         3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   ----------------------------------------------------------------------------
    IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND.
      You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.
   ----------------------------------------------------------------------------


                                THANK YOU FOR VOTING

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   Each shareholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

   PLEASE ADMIT:                  ADMISSION TICKET             NON-TRANSFERABLE


                                                  ---------------------------
                                                        CONTROL NUMBER



                                                  ---------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROXY                   ANHEUSER-BUSCH COMPANIES, INC.
           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on April 26, 2000, at 10:00 A.M. local time and at any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEMS 4 THROUGH 9. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

           (Be sure to sign and date the reverse side of this form)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE









- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     FOLD AND DETACH HERE                            FOLD AND DETACH HERE
                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
       April 26, 2000, 10:00 A.M. (local time) at the Kingsmill Resort and Conference Center, 1010 Kingsmill Road,
                            Williamsburg, Virginia

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                           Please mark
                                                          your vote as  [X]
                                                          indicated in
                                                          this example

  -----------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 3.
  -----------------------------------------------------------------------------

  1 - ELECTION OF DIRECTORS

        FOR all nominees listed                      WITHHOLD AUTHORITY
       below (except as marked to             to vote for all nominees listed
          the contrary below)                              below
                  [ ]                                       [ ]

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
  INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
  NAME ON THE LIST BELOW.)

     01 Patrick T. Stokes          02 Bernard A. Edison
     03 Vernon R. Loucks, Jr.      04 Vilma S. Martinez
     05 William Porter Payne       06 Edward E. Whitacre, Jr.
  -----------------------------------------------------------------------------


                                             FOR       AGAINST        ABSTAIN

  2 - APPROVAL OF THE                        [ ]         [ ]            [ ]
  ANHEUSER-BUSCH OFFICER
  BONUS PLAN

  3 - APPROVAL OF INDEPENDENT                [ ]         [ ]            [ ]
  ACCOUNTANTS


  -----------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4 THROUGH 9.
  -----------------------------------------------------------------------------

                                             FOR       AGAINST        ABSTAIN
  4 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
  CONCERNING OPTION EXERCISE
  PERIOD

  5 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
  CONCERNING OPTION EXERCISE
  PRICE

  6 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
  CONCERNING SHAREHOLDER
  RIGHTS PLAN

  7 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
  CONCERNING BOARD
  COMPOSITION

  8 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
  CONCERNING CLASSIFIED BOARD

  9 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
  CONCERNING CHAIRMAN OF THE
  BOARD
  -----------------------------------------------------------------------------

                                                                        Y
                                        I PLAN TO ATTEND THE MEETING    E  [ ]
                                                                        S

                         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


  Signature _______________________________________________

  Dated: _____________________, 2000

  SIGNATURE OF PLAN PARTICIPANT

  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               FOLD AND DETACH HERE

                               [ANHEUSER-BUSCH LOGO]

       TO PARTICIPANTS IN THE ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                                AND SAVINGS PLANS

      Enclosed with this voting instruction form are the notice and proxy statement for the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. which will be held on April 26, 2000. The number of shares shown on this voting instruction form represents the number of shares with respect to which you are entitled to direct the voting because of your account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, ChaseMellon Shareholder Services, L.L.C. must receive your voting instructions by not later than April 21, 2000. If your voting instructions are not received by April 21, 2000, shares as to which you are entitled to direct voting will be voted by the plan trustee as described in the following paragraph.
      Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. Your share equivalents closely approximate the number of shares as to which you are entitled to direct the voting. If you do not provide voting instructions, the plan trustee will vote shares you are entitled to vote.

      IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THIS VOTING INSTRUCTION FORM. Present the ticket below to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described above.

  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

  EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

  PLEASE ADMIT:                  ADMISSION TICKET              NON-TRANSFERABLE

                                                  --------------------------
                                                        CONTROL NUMBER




                                                  --------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

VOTING INSTRUCTION CARD

                        ANHEUSER-BUSCH COMPANIES, INC.

             THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby directs the Trustee of the Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (B) TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING HEREAFTER DESCRIBED, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on April 26, 2000, at 10:00 A.M. local time and at any adjournments thereof.

    WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN PARTICIPANT, AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH INSTRUCTIONS FROM THE PLANS' ADMINISTRATIVE COMMITTEE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                    --------------------------------------
                      YOU CAN VOTE IN ONE OF THREE WAYS:
                    --------------------------------------

  1. Call toll-free 1-800-840-1208 on a touch tone telephone from the US or Canada 24 hours a day-7 days a week by not later than April 21, 2000.

                   There is NO CHARGE to you for this call.

                                      OR
                                      --

   2. Vote by Internet at our Internet Address: http://www.eproxy.com/bud/
                      by not later than April 21, 2000.

                                      OR
                                      --

    3. Mark, sign and date your voting instruction card and return promptly in the enclosed envelope.
     ChaseMellon Shareholder Services, L.L.C. must receive your executed
                                              ----
            voting instruction card not later than April 21, 2000.

-------------------------------------------------------------------------------
 IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND.
   You will be asked to enter a Control Number, which is located in the box in the lower right hand corner on the reverse side of this form.
-------------------------------------------------------------------------------


                             THANK YOU FOR VOTING

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                               ADMISSION TICKET

                              [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
       April 26, 2000, 10:00 A.M. (local time) at the Kingsmill Resort and Conference Center, 1010 Kingsmill Road,
                            Williamsburg, Virginia
-------------------------------------------------------------------------------

[LOGO] ANHEUSER-BUSCH COMPANIES


                                                               April 7, 2000

Dear Shareholder(s):

The time is approaching for the Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. on April 26, 2000, and our vote tabulator has not received your Proxy.

It is important that your shares be represented at the meeting. PLEASE VOTE IN ONE OF THE THREE WAYS AS DESCRIBED ON THE ATTACHED DUPLICATE PROXY AS SOON AS POSSIBLE.


                                    Sincerely,

                                    JoBeth G. Brown
                                    Vice President and Secretary

-------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                           Please mark
                                                          your vote as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 3.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                      WITHHOLD AUTHORITY
        below (except as marked to             to vote for all nominees listed
           the contrary below)                              below
                   [ ]                                       [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
   NAME ON THE LIST BELOW.)

      01 Patrick T. Stokes          02 Bernard A. Edison
      03 Vernon R. Loucks, Jr.      04 Vilma S. Martinez
      05 William Porter Payne       06 Edward E. Whitacre, Jr.
   ----------------------------------------------------------------------------


                                              FOR       AGAINST        ABSTAIN

   2 - APPROVAL OF THE                        [ ]         [ ]            [ ]
   ANHEUSER-BUSCH OFFICER
   BONUS PLAN

   3 - APPROVAL OF INDEPENDENT                [ ]         [ ]            [ ]
   ACCOUNTANTS


   ----------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4 THROUGH 9.
   ----------------------------------------------------------------------------

                                              FOR       AGAINST        ABSTAIN
   4 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PERIOD

   5 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PRICE

   6 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING SHAREHOLDER
   RIGHTS PLAN

   7 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING BOARD
   COMPOSITION

   8 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING CLASSIFIED BOARD

   9 - SHAREHOLDER PROPOSAL                   [ ]         [ ]            [ ]
   CONCERNING CHAIRMAN OF THE
   BOARD
   ----------------------------------------------------------------------------

                                                                         Y
                                         I PLAN TO ATTEND THE MEETING    E  [ ]
                                                                         S

                          PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature _______________________________________________

   Signature _______________________________________________

   Dated: _____________________, 2000

   SIGNATURE OF SHAREHOLDER(S)

   (Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                FOLD AND DETACH HERE

                        ------------------------------------
                         YOU CAN VOTE IN ONE OF THREE WAYS:
                        ------------------------------------

     1. Call toll-free 1-800-840-1208 on a touch tone telephone from the US or
                        Canada 24 hours a day-7 days a week.

                      There is NO CHARGE to you for this call.

                                         OR
                                         --

      2. Vote by Internet at our Internet Address: http://www.eproxy.com/bud/

                                         OR
                                         --

         3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   ----------------------------------------------------------------------------
    IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND.
      You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.
   ----------------------------------------------------------------------------


                                THANK YOU FOR VOTING

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   Each shareholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

   PLEASE ADMIT:                  ADMISSION TICKET             NON-TRANSFERABLE


                                                  ---------------------------
                                                        CONTROL NUMBER



                                                  ---------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROXY                   ANHEUSER-BUSCH COMPANIES, INC.
           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on April 26, 2000, at 10:00 A.M. local time and at any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEMS 4 THROUGH 9. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

           (Be sure to sign and date the reverse side of this form)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE









- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     FOLD AND DETACH HERE                            FOLD AND DETACH HERE
                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
       April 26, 2000, 10:00 A.M. (local time) at the Kingsmill Resort and Conference Center, 1010 Kingsmill Road,
                            Williamsburg, Virginia

-------------------------------------------------------------------------------

                                        APPENDIX

    Page 22 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.